Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW
                                      -----
                                  120 Broadway
                            New York, New York 10271
                                      -----
Writer's Direct Dial             (212) 238-3000
                                 (212) 653-1760
                                      -----
                               Fax: (212) 238-3100
                               Fax: (212) 653-1730
                           http://www.emmetmarvin.com


                                                      177 MADISON AVENUE
                                                 MORRISTOWN, NEW JERSEY 07960
                                                        (973) 538-5600
                                                      FAX: (973) 538-6448
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                                                1007 ORANGE STREET, SUITE 1460
                                                  WILMINGTON, DELAWARE 19801
                                                         (302)472-7000
                                                      FAX: (302)472-7120
                                                             -----
                                                   1351 WASHINGTON BOULEVARD
                                               STAMFORD, CONNECTICUT 06902-4543
                                                         (203)425-1400
                                                      FAX: (203)425-1410

                                        November 1, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares of Windflow Technology Limited
      -----------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Windflow Technology Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                         Very truly yours,

                                         /s/ Emmet, Marvin & Martin, LLP
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                                         EMMET, MARVIN & MARTIN, LLP